                                                                     EXHIBIT 4.4

--------------------------------------------------------------------------------


                             DEPOSIT TRUST AGREEMENT


                                      AMONG


                      UNION PLANTERS MORTGAGE FINANCE CORP,
                                  AS DEPOSITOR,


                           __________________________,
                                AS OWNER TRUSTEE


                  ____________________________________________
                  AS TRUST PAYING AGENT AND BOND ADMINISTRATOR,


                                       AND


                  ____________________________________________,
                                   AS SERVICER



--------------------------------------------------------------------------------



                 UNION PLANTERS MORTGAGE FINANCE TRUST 199__-__
                            COLLATERAL MORTGAGE BONDS
                                 SERIES 199__-__

                        DATED AS OF ____________ 1, 199__

                                TABLE OF CONTENTS


ARTICLE I            DEFINITIONS................................................ 1
         Section 1.1.         Capitalized Terms................................. 1
         Section 1.2.         Other Definitional Provisions..................... 7

ARTICLE II           ORGANIZATION............................................... 8
         Section 2.1.         Name.............................................. 8
         Section 2.2.         Office............................................ 9
         Section 2.3.         Purposes and Powers............................... 9
         Section 2.4.         Appointment of Owner Trustee......................10
         Section 2.5.         Initial Capital Contribution of Owner
                                      Trust Estate..............................10
         Section 2.6.         Declaration of Trust..............................10
         Section 2.7.         Liability of the Holders..........................12
         Section 2.8.         Title to Trust Property...........................12
         Section 2.9.         Situs of Trust....................................12
         Section 2.10         Representations and Warranties of the
                                      Company; Covenant of the Company..........13
         Section 2.11         Federal Income Tax Provisions.....................16

ARTICLE III          CERTIFICATES AND TRANSFER OF INTERESTS.....................20
         Section 3.1.         Initial Ownership.................................20
         Section 3.2.         The Certificates..................................20
         Section 3.3.         Execution, Authentication and Delivery of
                                      Trust Certificates........................21
         Section 3.4.         Registration of Transfer and Exchange of
                                      Trust Certificates........................21
         Section 3.5.         Mutilated, Destroyed, Lost or Stolen
                                      Certificates..............................23
         Section 3.6.         Persons Deemed Owners.............................24
         Section 3.7.         Access to List of Holders' Names and Addresses....24
         Section 3.8.         Maintenance of Office or Agency...................25
         Section 3.9.         Appointment of Trust Paying Agent.................25
         Section 3.10         Restrictions on Transfer of Certificates..........27

ARTICLE IV           ACTIONS BY OWNER TRUSTEE...................................29
         Section 4.1.         Prior Notice to Holders with Respect to
                                      Certain Matters...........................29
         Section 4.2.         Action by Holders with Respect to Bankruptcy......32
         Section 4.3.         Restrictions on Holders' Power....................32
         Section 4.4.         Majority Control..................................32

ARTICLE V            APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.................33
         Section 5.1.         Establishment of Certificate Distribution
                                      Account...................................33
         Section 5.2.         Application of Trust Funds........................34
         Section 5.3.         Method of Payment.................................35
         Section 5.4.         Segregation of Moneys; No Interest................36



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
ARTICLE VI           AUTHORITY AND DUTIES OF OWNER TRUSTEE......................36
         Section 6.1.         General Authority.................................36
         Section 6.2.         General Duties....................................37
         Section 6.3.         Action upon Instruction...........................37
         Section 6.4.         No Duties Except as Specified in this
                                      Agreement, the Basic Documents or Any
                                      Instructions..............................39
         Section 6.5.         No Action Except Under Specified Documents
                                      or Instructions...........................40
         Section 6.6.         Restrictions......................................40

ARTICLE VII          CONCERNING THE OWNER TRUSTEE...............................40
         Section 7.1.         Acceptance of Trusts and Duties...................40
         Section 7.2.         Furnishing of Documents...........................42
         Section 7.3.         Representations and Warranties....................42
         Section 7.4.         Reliance; Advice of Counsel.......................44
         Section 7.5.         Not Acting in Individual Capacity.................44
         Section 7.6.         Owner Trustee Not Liable for Certificates
                                      or Mortgage Loans.........................45
         Section 7.7.         Owner Trustee May Own Certificates and Bonds......46
         Section 7.8.         Licenses..........................................46

ARTICLE VIII         COMPENSATION OF OWNER TRUSTEE..............................46
         Section 8.1.         Owner Trustee's Fees and Expenses.................46
         Section 8.2.         Indemnification...................................47
         Section 8.3.         Payments to the Owner Trustee.....................49
         Section 8.4.         Servicer Liability................................49

ARTICLE IX           TERMINATION OF TRUST AGREEMENT.............................49
         Section 9.1.         Termination of Trust Agreement....................49

ARTICLE X            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER
                     TRUSTEES...................................................51
         Section 10.1.        Eligibility Requirements for Owner Trustee........51
         Section 10.2.        Resignation or Removal of Owner Trustee...........51
         Section 10.3.        Successor Owner Trustee...........................53
         Section 10.4.        Merger or Consolidation of Owner Trustee..........54
         Section 10.5.        Appointment of Co-Trustee or Separate Trustee.....55

ARTICLE XI            CONTRIBUTION OF MORTGAGE LOANS............................57
         Section 11.1.        Agreement to Contribute and Convey................57
         Section 11.2.        Conveyance of Mortgage Loans......................58
         Section 11.3.        Assignment of Related Rights and Remedies.........59
         Section 11.4.        Closing...........................................60
         Section 11.5.        Servicing.........................................61
         Section 11.6.        Grant of a Security Interest......................61

ARTICLE XII           MANAGEMENT OF THE TRUST...................................63
         Section 12.1.        Powers and Duties of the Bond Administrator.......63

         Section 12.2.         Compensation;  Payment of Certain Expenses.......66
         Section 12.3.         Instruction of the Owner Trustee.................67
         Section 12.4.         Benefit of the Agreement.........................67
         Section 12.5.         Limitation of Responsibility of the Bond
                                       Administrator............................68
         Section 12.6.         Termination of Bond Administrator................68
         Section 12.7.         Bankruptcy Matters...............................70

ARTICLE XIII           MISCELLANEOUS............................................70
         Section 13.1.         Supplements and Amendments.......................70
         Section 13.2.         No Legal Title to Owner Trust Estate in
                                       Holders..................................73
         Section 13.3.         Limitations on Rights of Others..................73
         Section 13.4.         Notices..........................................74
         Section 13.5.         Severability.....................................75
         Section 13.6.         Separate Counterparts............................75
         Section 13.7.         Successors and Assigns...........................75
         Section 13.8.         No Petition......................................75
         Section 13.9.         No Recourse......................................76
         Section 13.10.        Headings.........................................76
         Section 13.11.        GOVERNING LAW....................................76
         Section 13.12.        Grant of Certificateholder Rights to Bond
                                       Insurer..................................77
         Section 13.13.        Third Party Beneficiary..........................77
         Section 13.14.        Suspension and Termination of Bond
                               Insurer's Rights.................................78

                             DEPOSIT TRUST AGREEMENT

                  This DEPOSIT TRUST AGREEMENT, dated as of __________ 1, 199__, among UNION PLANTERS MORTGAGE FINANCE CORP, a Delaware corporation, as Depositor (the "Company"), __________________, a ___________________________, as Owner
Trustee (the "Owner Trustee") and ____________________________________________,
a __________________________, as Trust Paying Agent and Bond Administrator (in each such capacity, the "Trust Paying Agent" or the "Bond Administrator"), and _______________________________, as Servicer (the "Servicer"), is entered into for the limited purposes set forth herein.


                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1. Capitalized Terms.

                  For all purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "ACCOUNTS" shall mean, collectively, the Collection Account and the Bond Account.

                  "AGREEMENT" shall mean this Deposit Trust Agreement, as may be amended and supplemented from time to time.

                  "ANNUAL TAX REPORTS" shall have the meaning assigned thereto in Section 2.11(k).

                  "BASIC DOCUMENTS" shall mean this Agreement, the Servicing Agreement, the Sales Agreement, [the Insurance Agreement,] and the Indenture.

                  "BOND ACCOUNT" shall have the meaning assigned thereto in the Indenture.


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                  "BOND ADMINISTRATOR" shall mean ___________________, or any successor thereto.

                  "BOND INSURER" shall mean _________________________.

                  "BOND INSURER DEFAULT" shall have the meaning assigned to such term in the Indenture.

                  "BONDS" shall mean the Issuer's Collateralized Mortgage Bonds, Series 199__-__.

                  "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in the State of New York, the State of Tennessee, the State of Delaware, or the state in which the Trust Paying Agent's office from which payments will be made to Certificateholders are authorized or obligated by law, regulation or executive order to be closed.

                  "BUSINESS TRUST STATUTE" shall mean Chapter 38 of Title 12 of I the Delaware Code, 12 Del. Code S 3801 et seq., as the same may be amended from time to time.

                  "CAPITAL ACCOUNT" shall have the meaning assigned thereto in
Section 2.11(a).

                  "CERTIFICATE" shall mean a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form attached hereto as Exhibit A.

                  "CERTIFICATE DISTRIBUTION ACCOUNT" shall have the meaning assigned to such term in Section 5.1.




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



                  "CERTIFICATE OF TRUST" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                  "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

                  "CERTIFICATEHOLDER" or "HOLDER" shall mean a Person in whose name a Certificate is registered.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and, where appropriate in context, Treasury Regulations promulgated thereunder.

                  "COLLECTION ACCOUNT" shall have the meaning assigned thereto in the Servicing Agreement.

                  "COMPANY" shall mean Union Planters Mortgage Finance Corp., a Delaware corporation.

                  "CORPORATE TRUST OFFICE" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at _____________________________________________; or at such other address in the
State of Delaware as the Owner Trustee may designate by notice to the Certificateholders and the Company, or the principal corporate trust office of any successor Owner Trustee (the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Certificateholder and the Company).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.



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



                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXPENSES" shall have the meaning assigned to such term in
Section 8.2.

                  "HOLDER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth for "partner nonrecourse debt minimum gain" in Treasury Regulations
Section 1.704-2(i)(2). A Holder's share of Holder Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(5).

                  "INDENTURE" shall mean the Indenture, dated as of ____________ 1, 199___, by and between the Issuer and the Indenture Trustee.

                  "INDENTURE TRUSTEE" means ________________________, as
Indenture Trustee under the Indenture.

                  ["INSURANCE AGREEMENT" means the Insurance Agreement, dated as of ____________ 1, 199__, among ______________________, the Issuer,
_________________________, as Seller and Servicer, the
Company, and the Indenture Trustee.]

                  ["INSURANCE POLICY" shall mean the policy issued by the Bond Insurer for the benefit of the holders of the Bonds.]

                  "ISSUER" shall mean Union Planters Mortgage Finance Trust 199__-__, the Delaware business trust created pursuant to this Agreement.

                  "NON-U.S. PERSON" shall mean an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or

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organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

                  "OWNER TRUST ESTATE" shall mean the Trust Estate (as defined in the Indenture), including the contribution of $1 referred to in Section 2.5 hereof.
                  "OWNER TRUSTEE" shall mean _______________________, a

__________________________, not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

                  "PAYMENT DATE" shall mean the twenty-fifth day of each month or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day, commencing _______________.

                  "PERCENTAGE INTEREST" shall mean with respect to any Certificate the percentage portion of all of the Trust Interest evidenced thereby as stated on the face of such Certificate.

                  "PERMITTED INVESTMENTS" shall have the meaning assigned to such term in the Indenture.

                  "PROSPECTIVE HOLDER" shall have the meaning set forth in
Section 3.11(a).

                  "RATING AGENCY CONDITION" means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency

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shall have been given 10 days (or such shorter period as is acceptable to each
Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Company, the Servicer, the Bond Insurer, the Owner Trustee, and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current "implied" rating of the Bonds that it maintains [without taking into account the Bond Insurance].

                  "RECORD DATE" shall mean as to each Payment Date the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

                  "SALES AGREEMENT" shall mean that certain Sales Agreement, dated as of _____________ 1, _____, among ________________________, as Seller, and the Company, as Purchaser.

                  "SERVICING AGREEMENT" shall mean the Servicing Agreement dated as of _________________, among the Trust, as Issuer, the Indenture Trustee, and _____________________, as Servicer.

                  "SECRETARY OF STATE" shall mean the Secretary of State of the State of Delaware.

                  "TAXABLE YEAR" shall have the meaning assigned thereto in
Section 2.11(j).

                  "TAX MATTERS PARTNER" shall have the meaning assigned thereto in Section 2.11(l).

                  "TREASURY REGULATIONS" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "TRUST" shall mean the trust established by this Agreement.

                  "TRUST INTEREST" shall mean the right to receive, on each Payment Date, distributions of the amounts, if any, released to the Issuer pursuant to Section 8.02(d) of the Indenture or pursuant to Section 2.05 of the Servicing Agreement.

                  "TRUST MINIMUM GAIN" shall have the meaning set forth for "partnership minimum gain" in Treasury Regulations 1.704-2(b)(2) and 1.704-2(d). In accordance with Treasury Regulations Section 1.704- 2(d), the amount of Trust Minimum Gain is determined by first computing, for each nonrecourse liability of the Trust, any gain the Trust would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Holder's share of Trust Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1).

                  "TRUST PAYING AGENT" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 and authorized by the Owner Trustee to make payments to and distributions from the Certificate Distribution Account.

         Section 1.2. Other Definitional Provisions.

                  (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Servicing Agreement or, if not defined therein, in the Indenture.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other

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                           document made or delivered pursuant hereto unless
                           otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (f) Any agreement, instrument, or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, or statute as from time to time amended, modified, or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                                  ORGANIZATION

         Section 2.1. Name.

                  The Trust created hereby shall be known as "Union Planters Mortgage Finance Trust 199__-__," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.2. Office.

                  The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders, the Bond Insurer and the Company.

         Section 2.3. Purposes and Powers.

                  The purpose of the Trust is to engage in the following activities:

               (i) to issue the Bonds pursuant to the Indenture and to sell such Bonds;

              (ii) with the proceeds of the sale of the Bonds, to pay the organizational, start-up, and transactional expenses of the Trust and to pay the balance to the Company pursuant to Article XI.

             (iii) to assign, grant, transfer, pledge, mortgage, and convey the Owner Trust Estate pursuant to the Indenture and to hold, manage, and distribute to the Holders any portion of the Owner Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

              (iv) to enter into and perform its obligations under the Basic Documents to which it is or is to be a party;

               (v) to engage in those activities, including entering into agreements, that are necessary, suitable, or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

              (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions and payments to the Holders and the Bondholders; and

             (vii)         to issue the Certificates pursuant to this Agreement.

The Trust is hereby authorized by the initial Certificateholders to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         Section 2.4. Appointment of Owner Trustee.

                  The Company hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers, and duties set forth herein.

         Section 2.5. Initial Capital Contribution of Owner Trust Estate.

                  The Company hereby sells, assigns, transfers, conveys, and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Company, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Certificateholders shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         Section 2.6. Declaration of Trust.

                  The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, after issuance of the Certificates, the Trust shall be treated as a partnership, with the assets of the partnership being the Mortgage Loans and other assets held by the Trust, the partners of the partnership being the holders of the Certificates and the Bonds being non-recourse debt of the partnership (or, if there is only one Certificateholder, that the Trust shall be disregarded as an entity separate from such Holder, with the assets held by the Trust being treated as assets of the Holder and the Bonds being treated as non-recourse debt of the Holder). The parties agree that, unless otherwise required by appropriate tax authorities or unless the Trust is disregarded as an entity separate from its sole Certificateholder for income and franchise tax purposes, the Owner Trustee will file or cause to be filed annual or other necessary returns, reports, and other forms consistent with the characterization of the Trust as a partnership for such tax purposes pursuant to Section 2.11(k). The parties agree that no election will be made to treat the Trust or the Owner Trust Estate as a real estate mortgage investment conduit as defined in Section 860D of the Code. Effective as of the date hereof, the Owner Trustee shall have all rights, powers, and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

         Section 2.7. Liability of the Holders.

                  No Holder shall have any personal liability for any liability or obligation of the Trust. The Certificates shall be fully paid and non-assessable.

         Section 2.8. Title to Trust Property.

                  (a) Subject to the Indenture, legal title to all of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee and/or a separate trustee, as the case may be.

                  (b) The Certificateholders shall not have legal title to any part of the Owner Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an Accounting or to the transfer to it of any part of the Owner Trust Estate.

         Section 2.9. Situs of Trust.

                  The Trust will be located and administered in the state of Delaware. All accounts maintained at a bank by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware, the State of _____________________, or the State of Tennessee. The Trust shall not have any employees; provided however, nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, New York, ____________________, or Tennessee, and payments will be made by the Trust only from Delaware, New York, _______________________, or Tennessee. The only office of the Trust will be at the Corporate Trust Office in Delaware.

         Section 2.10. Representations and Warranties of the Company; Covenant of the Company.

                  (a) The Company hereby represents and warrants to the Owner Trustee and the Bond Insurer that:

                             (i) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                            (ii) The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; the Company has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Trust and the Company has duly authorized such transfer and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Company by all necessary corporate action.

                           (iii) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Company, or any indenture, agreement, or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule, or regulation applicable to the Company of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Company or its properties.

                             (iv) There are no proceedings or investigations pending or notice of which has been received in writing before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Company or its properties: (x) asserting the invalidity of this Agreement, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (z) seeking any determination or ruling that should reasonably be expected to materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

                              (v) The Company is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order, or decree of any court or arbiter, or any order, regulation, or demand of any federal, state, or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Company to perform its obligations under this Agreement or the financial condition of the Company.

                             (vi) The assignment of the Mortgage Loans to the Trust as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

                            (vii) The Company has no knowledge of any recent adverse financial condition or event with respect to itself that is likely to materially and adversely affect its ability to perform its obligations under this Agreement.

                           (viii) The Company has not failed to obtain any consent, approval, authorization, or order of, and has not failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Company, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially and adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Company. No consent or approval of any other person or entity is necessary for the Company to transfer the Mortgage Loans to the Trust as contemplated herein, or, if any such consent or approval is necessary, such consent or approval has previously been obtained.

                           (ix) Immediately prior to the transfer and assignment herein contemplated, the Company held good, marketable, and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Company subject to no liens, charges, mortgages, encumbrances, or rights of others, except with respect to liens that will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trust will hold good, marketable, and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances, or rights of others and the assignment of the Mortgage Loans contemplated hereby is valid and effective.

                  (b) The representations and warranties of __________ with respect to the Mortgage Loans set forth in the Sales Agreement are hereby incorporated by reference in their entirety and are assigned to the Trust in lieu of any other representations and warranties of the Company in respect of the Mortgage Loans. Nothing herein shall be deemed to limit in any respect either the representations and warranties of _______________________ or the rights and remedies assigned by the Company to the Trust against _________________________ on account of a breach thereof under the Sales Agreement.

                  (c) Except for the representations and warranties of the Company in Section 2.10(a) hereof, the Company is contributing and conveying the Mortgage Loans, without recourse to the Company and without representations or warranties of any kind, express, or implied, by the Company, whether statutory or otherwise, including, without limitation, any warranties of transfer, merchantability, or fitness for a particular, or the Trust's intended, use, or purposes.

                  (d) Each Certificateholder covenants with the Owner Trustee [and the Bond Insurer] that during the continuance of this Agreement, and while it holds Certificates, it will comply in all respects with the provisions of its certificate of incorporation in effect from time to time.

         Section 2.11. Federal Income Tax Provisions.

                  If the Trust is treated as a partnership (rather than disregarded as a separate entity) for federal income tax purposes pursuant to
Section 2.6, the following provisions shall apply:

                  (a) A separate capital account (a "Capital Account") shall be established and maintained for each Certificateholder in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv). No Certificateholder shall be entitled to interest on its Capital Account or any capital contribution made by such Holder to the Trust.

                  (b) Upon termination of the Trust pursuant to Article IX, any amounts available for distribution to Holders shall be distributed to the Holders with positive Capital Account balances in accordance with such balances. For purposes of this Section 2.11(b), the Capital Account of each Holder shall be determined after all adjustments made in accordance with this
                           Section 2.11 resulting from the Trust's operations and from all sales and dispositions of all or any part of the assets of the Trust. Any distributions pursuant to this Section 2.11(b) shall be made by the end of the Taxable Year in which the termination occurs (or, if later, within 90 days after the date of the termination).

                  (c) No Certificateholder shall be required to restore any deficit balance in its Capital Account. Furthermore, no Holder shall be liable for the return of the Capital Account of, or of any capital contribution made to the Trust by, another Holder.

                  (d) Profit and loss of the Trust for each Taxable Year shall be allocated to the Certificateholders in accordance with their respective Percentage Interests.

                  (e) Notwithstanding any provision to the contrary, (i) any expense of the Trust that is a "nonrecourse deduction" within the meaning of Treasury Regulations
                           Section 1.704-2(b)(1) shall be allocated in accordance with the Holders' respective Percentage Interests, (ii) any expense of the Trust that is a "partner nonrecourse deduction" within the meaning of Treasury Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Treasury Regulations
                           Section 1.704-2(i)(1), (iii) if there is a net decrease in Trust Minimum Gain within the meaning of Treasury Regulations Section 1.704-2(f)(1) for any Taxable Year, items of gain and income shall be allocated among the Holders in accordance with Treasury Regulations Section 1.704- 2(f) and the ordering rules contained in Treasury Regulations
                           Section 1.704-2(j), and (iv) if there is a net decrease in Holder Nonrecourse Debt Minimum Gain within the meaning of Treasury Regulations Section 1.704-2(i)(4) for any Taxable Year, items of gain and income shall be allocated among the Holders in accordance with Treasury Regulations Section 1.704-2(i)(4) and the ordering rules contained in Treasury Regulations Section 1.704-2(j). A Holder's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Trust within the meaning of Treasury Regulations Section 1.752-3(a)(3) shall be such Holder's Percentage Interest.

                  (f) If a Holder receives in any Taxable Year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Holder's Capital Account that exceeds the sum of such Holder's shares of Trust Minimum Gain and Holder Nonrecourse Debt Minimum Gain, as determined in accordance with Treasury Regulations Sections 1.704-2(g) and 1.704-2(i), such Holder shall be allocated specially for such Taxable Year (and, if necessary, later Taxable Years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Holder in accordance with this Section 2.11(f), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Holder in an amount necessary to offset the income or gain previously allocated to such Holder under this
                           Section 2.11(f).

                  (g) Loss shall not be allocated to a Holder to the extent that such allocation would cause a deficit in such Holder's Capital Account (after reduction to reflect the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Holder's shares of Trust Minimum Gain and Holder Nonrecourse Debt Minimum Gain. Any loss in excess of that limitation shall be allocated to all the Holders in accordance with their respective Percentage Interests. After the occurrence of an allocation of loss to a Holder in accordance with this Section 2.11(g), to the extent permitted by Treasury Regulations Section 1.704-1(b), profit shall be allocated to such Holder in an amount necessary to offset the loss previously allocated to such Holder under this Section 2.11(g).

                  (h) If a Holder transfers any part or all of its Holdership Interest and the transferee is admitted as provided herein (a "Transferee Holder"), the distributive shares of the various items of profit and loss allocable among the Holders during such Taxable Year shall be allocated between the transferor and the Transferee Holder (at the election of the Holders (including the transferor, but excluding the Transferee Holder)) either (i) as if the Taxable Year had ended on the date of the transfer or (ii) based on the number of days of such Taxable Year that each was a Holder without regard to the results of Trust activities in the respective portions of such Taxable Year in which the transferor and Transferee Holder were Holders.

                  (i) "Profit" and "loss" and any items of income, gain, expense or loss referred to in this Section 2.11 shall be determined in accordance with federal income tax accounting principles as modified by Treasury Regulations Section 1.704-1(b)(2)(iv), except that profits and losses shall not include items of income, gain, and expense that are specially allocated pursuant to Sections 2.11(e), 2.11(f) or 2.11(g) hereof. All allocations of income, profits, gains, expenses, and losses (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 2.11, except as otherwise required by
                           Section 704(c) of the Code and Section 1.704-1(b)(4) of the Treasury Regulations.

                  (j) The taxable year of the Trust (the "Taxable Year") shall be the calendar year or such other taxable year as may be required by Section 706(b) of the Code.

                  (k) At the Trust's expense, the Owner Trustee shall (i) prepare, or cause to be prepared, and file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) as are required by applicable federal, state, and local law, (ii) cause such returns to be signed in the manner required by law, (iii) make such elections as may from time to time be required or appropriate under any applicable law so as to maintain the Trust's classification as a partnership for tax purposes, (iv) prepare and deliver, or cause to be prepared and delivered, to the Holders, no later than 75 days after the close of each Taxable Year, a Schedule K-1, a copy of the Trust's informational tax return (IRS Form 1065), and such other reports (collectively, the "Annual Tax Reports") setting forth in sufficient detail all such information and data with respect to the transactions effected by or involving the Trust during such Taxable Year as shall enable the each Holder to prepare its federal, state, and local income tax returns in accordance with the laws then prevailing, and (v) collect, or cause to be collected, any withholding tax as described in Section 5.2(c) with respect to income or distributions to Certificateholders.

                  (l) The Holders shall designate a Holder as the tax matters partner for the Trust within the meaning of
                           Section 6231(a)(7) of the Code (the Tax Matters Partner"), and shall notify the Indenture Trustee, the Manager (as defined in Section 5.2(d)) and the Owner Trustee in writing of the name and address of such Tax Matters Partner. The Tax Matters Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The Tax Matters Partner shall have the right to retain professional assistance in respect of any audit or controversy proceeding initiated with respect to the Trust by the Internal Revenue Service or any state or local taxing authority, and all expenses and fees incurred by the Tax Matters Partner on behalf of the Trust shall constitute expenses of the Trust. In the event the Tax Matters Partner receives notice of a final partnership adjustment under Section 6223(a)(2) of the Code, the Tax Matters Partner shall either (i) file a court petition for judicial review of such adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all other Holders on the date such petition is filed, or (ii) mail a written notice to all other Holders, within such period, that describes the Tax Matters

                           Partner's reasons for determining not to file such a petition.

                  (m) Except as otherwise provided in this Section 2.11, the Holders shall instruct the Owner Trustee as to whether to make any available election under the Code or any applicable state or local tax law on behalf of the Trust. Notwithstanding the foregoing, any Holder may request that the Owner Trustee make an election under section 754 of the Code; provided that the requesting Holder shall agree to bear the cost of preparing such election and any additional accounting expenses of the Trust incurred as a result of such election.

                                   ARTICLE III
                     CERTIFICATES AND TRANSFER OF INTERESTS

         Section 3.1. Initial Ownership.

                  Upon the formation of the Trust by the contribution by the Company pursuant to Section 2.5 and until the issuance of the Certificates, the Company shall be the sole beneficiary of the Trust.

         Section 3.2. The Certificates.

                  The Certificates shall be issued without a principal amount and shall evidence beneficial ownership interests in the Trust. The Certificates shall be printed, lithographed, or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

                  A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.4.

         Section 3.3. Execution, Authentication and Delivery of Trust Certificates.

                  Concurrently with the initial transfer of the Mortgage Loans to the Trust pursuant to Article XI hereof, the Owner Trustee shall cause the Certificates, representing 100% of the Percentage Interests of the Trust Interest, to be executed on behalf of the Trust, authenticated and delivered to ________________________, as the Company's designee. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authenticating agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 3.4. Registration of Transfer and Exchange of Trust
Certificates.

                  The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a

Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Owner Trustee shall be the initial Certificate Registrar.

                  Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of a like Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of a like Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

                  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. In addition, each Certificate presented or surrendered for registration of transfer and exchange must be accompanied by a letter from the Prospective Holder certifying as to the representations set forth in Section 3.11(a), (b), and (c). Each Certificate surrendered for registration of transfer or exchange shall be canceled and disposed of by the Owner Trustee in accordance with its customary practice.

                  No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of Certificates for a period of 15 days preceding the Payment Date with respect to the Certificates.

         Section 3.5. Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like Percentage Interest. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

         Section 3.6. Persons Deemed Owners.

                  Each person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         Section 3.7. Access to List of Holders' Names and Addresses.

                  The Owner Trustee shall furnish or cause to be furnished to the Servicer, the Company and the Trust Paying Agent immediately prior to each Payment Date, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates, together evidencing Percentage Interests totaling not less than 25%, apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other

Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Company, the Certificate Registrar, or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 3.8. Maintenance of Office or Agency.

                  The Owner Trustee shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates ________________________ as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 3.9. Appointment of Trust Paying Agent.

                  The Owner Trustee hereby appoints ___________________, as Trust Paying Agent under this Agreement. The Trust Paying Agent shall make distributions to Certificateholders from the Certificate

Distribution Account pursuant to Section 5.2 and shall report to the Owner Trustee on the Payment Date via facsimile transmission of a distribution statement the amounts of such distributions to the Certificateholders. The Trust Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. In the event that __________, shall no longer be the Trust Paying Agent hereunder, the Owner Trustee shall appoint a successor to act as Trust Paying Agent (which shall be a bank or trust company) acceptable to the Certificateholders and the Bond Insurer. The Owner Trustee shall cause such successor Trust Paying Agent or any additional Trust Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Trust Paying Agent or additional Trust Paying Agent shall agree with the Owner Trustee that as Trust Paying Agent, such successor Trust Paying Agent or additional Trust Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. After one year from the date of receipt, the Trust Paying Agent shall promptly return all unclaimed funds to the Owner Trustee, and upon removal of a Trust Paying Agent, such Trust Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3(b), 7.4, 8.1, and 10.2 as to resignations, shall apply to the Trust Paying Agent to the same extent as if it were named therein and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Trust Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 3.10. Restrictions on Transfer of Certificates.

                  (a) Each prospective purchaser and any subsequent transferee of a Certificate (each, a "Prospective Holder"), other than ____________________, shall represent and warrant, in writing, to the Owner Trustee and the Certificate Registrar and any of their respective successors that:

                             (i)    Such Person is (A) a "qualified
                                    institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and is aware that the seller of the Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the Investment Company Act of 1940, as amended (including, but not limited to, _____________________.

                            (ii)    Such Person understands that the
                                    Certificates have not been and will not be registered under the Securities Act and may be offered, sold, pledged, or otherwise transferred only to a person whom the seller reasonably believes is (C) a qualified institutional buyer or (D) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

                           (iii)    Such Person understands that the
                                    Certificates bear a legend to the following effect:

                  "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS CERTIFICATE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A OR (II) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3a-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO, _______________________________ IN A
                  TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS CERTIFICATE UNDER THE ACT OR ANY STATE SECURITIES LAWS."

         (b) By its acceptance of a Certificate, each Prospective Holder agrees and acknowledges that no legal or beneficial interest in all or any portion of any Certificate may be transferred directly or indirectly to an entity that holds residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in Accounts of participating organizations (a "Book-Entry Nominee") and any such purported transfer shall be void and have no effect.

         (c) No transfer of this certificate or any beneficial interest therein shall be made to any person unless the Owner Trustee has received a certificate from the Transferee to the effect that such transferee (i) is not a person which is an employee benefit plan, trust, or account subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or a governmental plan, defined in Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (any such person being a "plan") and (ii) is not an entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity.

         (d) The Owner Trustee shall not execute, and shall not countersign and deliver, a Certificate in connection with any transfer thereof unless the transferor shall have provided to the Owner Trustee a certificate, substantially in the form attached as Exhibit C to this Agreement, signed by the transferee, which certificate shall contain the consent of the transferee to any amendments of this Agreement as may be required to effectuate further the foregoing restrictions on transfer of the Certificates to Book-Entry Nominees, and an agreement by the transferee that it will not transfer a Certificate without providing to the Owner Trustee a certificate substantially in the form attached as Exhibit C to this Agreement.

         (e) The Certificates shall bear an additional legend referring to the restrictions contained in paragraph (b) above.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

         Section 4.1. Prior Notice to Holders with Respect to Certain Matters.

                  With respect to the following matters, the Owner Trustee shall not take action, and the Certificateholders shall not direct the Owner Trustee to take any action, unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Bond Insurer in writing of the proposed action and neither the Certificateholders nor the Bond Insurer shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders and/or the Bond Insurer have withheld consent or the Certificateholders have provided alternative direction (any direction by the Certificateholders shall require the prior consent of the Bond Insurer):

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Mortgage Loans);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment or other change to this Agreement or any Basic Document in circumstances where the consent of any Holder or the Bond Insurer is required;

         (d) the amendment or other change to this Agreement or any Basic Document in circumstances where the consent of any Holder or the Bond Insurer is not required and such amendment materially adversely affects the interest of the Certificateholders;

         (e) the appointment pursuant to the Indenture of a successor Bond Registrar, Trust Paying Agent, or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Trust Paying Agent, or the consent to the assignment by the Bond Registrar, Paying Agent, or Indenture Trustee or Certificate Registrar or Trust Paying Agent of its obligations under the Indenture or this Agreement, as applicable.

         (f) the consent to the calling or waiver of any default of any Basic Document;

         (g) the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document;

         (h) except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

         (i) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

         (j) cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the Basic Documents;

         (k)      do any act that conflicts with any other Basic Document;

         (l) do any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.3 hereof;

         (m)      confess a judgment against the Trust;

         (n) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

         (o)      cause the Trust to lend any funds to any entity; or

         (p) change the Trust's purpose and powers from those set forth in this Trust Agreement.

                  In addition the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses, and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses, and liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Company and
________________.

                  The Owner Trustee shall not have the power, except upon the direction of the Certificateholders with the consent of the Bond Insurer, and to the extent otherwise consistent with the Basic Documents, to (i) remove or replace the Servicer or the Indenture Trustee, (ii) institute proceedings to have the Trust declared or adjudicated a bankruptcy or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust,
(iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or any similar official of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust's creditors, (vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due, and
(viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a "Bankruptcy Action"). So long as the Indenture and the Insurance Agreement remain in effect and no Bond Insurer Default exists, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

         Section 4.2. Action by Holders with Respect to Bankruptcy.

                  The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the consent and approval of the Bond Insurer, the unanimous prior approval of all Certificateholders and the Bond Insurer and the delivery to the Owner Trustee by each such Certificateholder of a certification that such Certificateholder reasonably believes that the Trust is insolvent.

         Section 4.3. Restrictions on Holders' Power.

                  The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

         Section 4.4. Majority Control.

                  Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing more than 50% of the Percentage Interest in the Trust Interest and such action shall be binding upon all Certificateholders. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing more than 50% of the Percentage Interest in the Trust Interest at the time of the delivery of such notice and such action shall be binding upon all Certificateholders.

                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         Section 5.1. Establishment of Certificate Distribution Account.

                  The Owner Trustee shall cause the Trust Paying Agent, for the benefit of the Certificateholders, to establish and maintain with ________________________, for the benefit of the Owner Trustee one or more Accounts that while the Trust Paying Agent holds such Account shall be entitled "Certificate Distribution Account, _________________________, as Trust Paying Agent, in trust for the Holders of Certificates evidencing beneficial interests in Union Planters Mortgage Finance Trust 199__-__." Funds shall be deposited in the Certificate Distribution Account as required by the Indenture or, following satisfaction and release of the Indenture, by the Servicing Agreement.

                  All of the right, title, and interest of the Owner Trustee in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof shall be held for the benefit of the Certificateholders, the Bond Insurer, and such other persons entitled to distributions therefrom. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders and the Bond Insurer.

         Section 5.2. Application of Trust Funds.

         (a) On each Payment Date, the Trust Paying Agent shall distribute to the Certificateholders, on the basis of their respective Percentage Interests, all amounts then on deposit in the Certificate Distribution Account.

         (b) On each Payment Date, the Trust Paying Agent shall send to Certificateholders the statement provided to the Owner Trustee by the Indenture Trustee pursuant to Section 2.08(d) of the Indenture with respect to such Payment Date. If the Trust Paying Agent is an entity other than the Indenture Trustee, the Owner Trustee shall provide a copy of such statement to the Trust Paying Agent to enable it to perform its duties under this Section 5.2(b).

         (c) In the event that any withholding tax is imposed under federal, state, or local tax on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section. The
                  Owner Trustee, and the Trust Paying Agent on its behalf, is hereby authorized and directed to retain in the Certificate Distribution Account from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Registrar will provide the Trust Paying Agent with a statement indicating the amount of any such withholding tax. The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority from the Certificate Distribution Account at the direction of the Owner Trustee or the Trust Paying Agent on its behalf. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a Certificateholder who is a Non-U.S. Person), the Trust Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Trust Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

         (d) Notwithstanding anything to the contrary herein, at any time after the Indenture is no longer in effect but while this Agreement remains in effect, the Bond Administrator shall be entitled to a fee on each Payment Date equal to the Indenture Trustee Fee that would have been payable to the Indenture Trustee on such Payment Date if the Indenture were still in effect. Such fee shall be distributed to the Bond Administrator from funds in the Certificate Distribution Account prior to distribution of any such funds to Certificateholders. Also, in such event, the Servicer shall provide the same information to the Bond Administrator that it would have provided to the Indenture Trustee pursuant to the Servicing Agreement, as well as any other information concerning the Mortgage Loans as may be reasonably requested by the Bond Administrator to enable the Bond Administrator to perform its obligations hereunder. On each such Payment Date, the Trust Paying Agent shall mail to each Certificateholder a statement detailing the amount remitted to the Trust Paying Agent by the Servicer on the related Deposit Date and setting forth the amount of the Monthly Servicing Fee and fees paid to the Bond Administrator with respect to such Payment Date, and the aggregate amount distributed to Certificateholders on such Payment Date.

         Section 5.3. Method of Payment.

                  Distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Trust Paying Agent appropriate written instructions at least five Business Days prior to such Payment Date, or, if not, by check mailed to such

Certificateholder at the address of such Holder appearing in the Certificate Register.

         Section 5.4. Segregation of Moneys; No Interest.

                  Subject to Sections 5.1 and 5.2, moneys received by the Trust Paying Agent hereunder and deposited into the Certificate Distribution Account will be segregated except to the extent required otherwise by law and, if the Holders of more than 50% of the Certificates so direct, shall be invested in Permitted Investments maturing no later than one Business Day prior to the related Payment Date at the direction of such Certificateholders. The Trust Paying Agent shall not be liable for payment of any interest or losses in respect of such moneys. Investment gains shall be for the account of and paid to the Certificateholders.

                                   ARTICLE VI
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 6.1. General Authority.

                  The Owner Trustee is authorized and directed to execute and deliver or cause to be executed and delivered the Bonds, the Certificates, and the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Article III, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition, the Owner Trustee is authorized and directed, on behalf of the Trust, to execute and deliver to the Authenticating Agent, the Issuer Request and the Issuer Order referred to in Section

2.11 of the Indenture, in such form as the Company shall approve, as evidenced conclusively by the Owner Trustee's or the Company's execution thereof, directly to the Authenticating Agent to authenticate and deliver Bonds in the aggregate principal amount of $___________. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust, pursuant to the Basic Documents.

         Section 6.2. General Duties.

                  It shall be the duty of the Owner Trustee:

                  (a) To discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement; the Owner Trustee shall not be responsible for taking any action with respect to the Indenture or any other of the Basic Documents unless a Responsible Office of the Owner Trustee has actual knowledge of the facts which require such action or has received written notice of the need to take such action; the Owner Trustee shall not be responsible for any matter regarding the Investment Company Act of 1940, as amended (or any successor statute) or the rules or regulations thereunder; and

                  (b) To obtain and preserve the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Bonds, the Mortgage Loans, and each other instrument and agreement included in the Trust Estate.

         Section 6.3. Action upon Instruction.

                  (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at anytime by written instruction of the Certificateholders pursuant to
                           Article IV. Without limiting the generality of the foregoing, the Owner Trustee shall act as directed by the Certificateholders in connection with Bond redemptions requested by the Certificateholders, and shall take all actions and deliver all documents that the Trust is required to take and deliver in accordance with Section 4.01 and Article X of the Indenture in order to effect any redemption requested by the Certificateholders.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders and the Bond Insurer requesting instruction from the Certificateholders as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on Account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         Section 6.4. No Duties Except as Specified in this Agreement, the Basic Documents or Any Instructions.

                  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, any Basic Document, or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust

Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         Section 6.5. No Action Except Under Specified Documents or
Instructions.

                  The Owner Trustee shall not manage, control, use, sell, dispose of, or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents, and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

         Section 6.6. Restrictions.

                  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VII
                          CONCERNING THE OWNER TRUSTEE

         Section 7.1. Acceptance of Trusts and Duties.

                  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the Basic Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

         (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders;

         (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Bonds;

         (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Company or for the form, character, genuineness, sufficiency, value, or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Bondholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

         (f) the Owner Trustee shall not be liable for the default or misconduct of the Seller, the Company, the Indenture

                  Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and

         (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

         Section 7.2. Furnishing of Documents.

                  The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements, and any other instruments furnished to the Owner Trustee under the Basic Documents. On behalf of the Owner Trustee, the Company shall furnish to Bondholders promptly upon written request therefor, copies of the Servicing Agreement and the Indenture.

         Section 7.3. Representations and Warranties.

                  (a) The Owner Trustee hereby represents and warrants to the Company for the benefit of the Certificateholders, that:

                    (i) It is a [banking corporation] duly organized and validly existing in good standing under the laws of ________________. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                            (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                           (iii) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

                  (b) The Trust Paying Agent hereby represents and warrants to the Company and the Bond Insurer for the benefit of the Certificateholders, that:

                             (i) It is a [banking association] duly organized and validly existing in good standing under the laws of the _______________. It has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement.

                            (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                           (iii) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal law, governmental rule, or regulation governing the banking or trust powers of the Trust Paying Agent or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

         Section 7.4. Reliance; Advice of Counsel.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants, and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, Accountants, or other such persons and not contrary to this Agreement or any Basic Document.

         Section 7.5. Not Acting in Individual Capacity.

                  Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         Section 7.6. Owner Trustee Not Liable for Certificates or Mortgage
Loans.

                  The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document, of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates and as specified in
Section 7.3), of the Bonds, or of any Mortgage Loans or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Bondholders under the Indenture, including, without limitation, the existence, condition and ownership of any Mortgaged Property, the existence and enforceability of any insurance thereon, the existence and contents of any Mortgage Loan on any computer or other record thereof, the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment, the completeness of any Mortgage Loan, the performance or enforcement of any Mortgage Loan, the compliance by the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

         Section 7.7. Owner Trustee May Own Certificates and Bonds.

                  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Bonds and may deal with the Company, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         Section 7.8. Licenses.

                  The Owner Trustee shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                  ARTICLE VIII
                          COMPENSATION OF OWNER TRUSTEE

         Section 8.1. Owner Trustee's Fees and Expenses.

                  The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between ____________________________ and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by _______________________ for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts, and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. Such fees and expenses are as set forth on Exhibit D hereto. The Certificateholders shall be responsible and liable for the payment of such fees and expenses, pro rata based upon their respective Percentage Interests, and shall pay such fees and expenses promptly after receipt of a written invoice therefor from the Owner Trustee.

         Section 8.2. Indemnification.

                  The Certificateholders shall be liable as obligor for, and shall indemnify the Owner Trustee and the Trust Paying Agent and their respective successors, assigns, agents, and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate, or the action or inaction of the Owner Trustee or the Trust Paying Agent hereunder, except only that the Certificateholders shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section
7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the Trust

Paying Agent or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Certificateholders will be entitled to participate therein, with counsel selected by such Holders and reasonably satisfactory to the Indemnified Parties, and after notice from Certificateholders to the Indemnified Parties of its election to assume the defense thereof, the Certificateholders shall not be liable to the Indemnified Party under this Section 8.2 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of such action; provided, however, that this sentence shall not be in effect if (1) the Certificateholders shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (2) the Certificateholders shall have authorized the employment of counsel for the Indemnified Party at the expense of the Certificateholders. If the Certificateholders assume the defense of any such proceeding, they shall be entitled to settle such proceeding without any liability being assessed against any Indemnified Party or, if such settlement provides for release of any such Indemnified Party without any liability being assessed against any Indemnified Party in connection with all matters relating to the proceeding which have been asserted against such Indemnified Party in such proceeding by the other parties to such settlement, without the consent of such Indemnified Party, but otherwise only with the consent of such Indemnified Party. Certificateholders shall be liable for this indemnification obligation pro rata, based upon their respective
Percentage Interests.

         Section 8.3. Payments to the Owner Trustee.

                  Any amounts paid to the Owner Trustee or the Trust Paying Agent pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

         Section 8.4. Servicer Liability.

                  In the event the Certificateholders fail to pay all or any portion of any fees, expenses, or indemnification amounts to the Owner Trustee or the Trust Paying Agent for which they are liable under this Article VIII, the Servicer shall pay such amounts to the Owner Trustee or the Trust Paying Agent, as the case may be, promptly after receipt of an invoice therefor from the party entitled thereto.

                                   ARTICLE IX
                         TERMINATION OF TRUST AGREEMENT

         Section 9.1. Termination of Trust Agreement.

                  (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect on the earlier of: (i) the final payment or other liquidation of the [Mortgage Loans and the disposition of all REO Properties] and the remittance of all funds due hereunder with respect to such [Mortgage Loans and REO Properties] or the disposition of the [Mortgage Loans and REO Properties] at the direction of a majority of the Certificateholders, in either case after the satisfaction and discharge of the Indenture pursuant to Section 4.01 of the Indenture; and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James's). The bankruptcy, liquidation, dissolution, death, or incapacity of any Certificateholder or the Company shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an Accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate, nor (z) otherwise affect the rights, obligations, and liabilities of the parties hereto.

                  (b) Except as provided in Section 9.1(a) above, none of the Company, the Servicer, the Bond Insurer, nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Owner Trustee for payment of the final distributions and cancellation, shall be given by the Owner Trustee to the Certificateholders, the Bond Insurer, the Rating Agencies and the Trust Paying Agent mailed within five Business Days of receipt by the Owner Trustee of notice of such termination pursuant to Section 9.1(a) above, which notice given by the Owner Trustee shall state (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Owner Trustee therein designated, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Owner Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Trust Paying Agent at the time such notice is given to Certificateholders. The Owner Trustee shall give notice to the Trust Paying Agent of each presentation and surrender of Certificates promptly, and the Trust Paying Agent shall promptly cause to be distributed to the related Certificateholders amounts distributable on such Payment Date pursuant to Section 5.2(a).

                  (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3820 of the Business Trust Statute.

                                    ARTICLE X
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 10.1. Eligibility Requirements for Owner Trustee.

                  The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent that has) a rating of at least "Baa3" by Moody's and "A-1" by Standard & Poor's [and being acceptable to the Bond Insurer]. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

         Section 10.2. Resignation or Removal of Owner Trustee.

                  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Indenture Trustee, and the Bond Insurer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee (acceptable to the Bond Insurer) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Bond Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Certificateholders or the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Bond Insurer, or the Certificateholders or the Servicer with the consent of the Bond Insurer, may remove the Owner Trustee. If the Certificateholders or the Servicer or the Bond Insurer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Bond Insurer, or the Servicer with the consent of the Bond Insurer, shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

                  Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 written approval by the Bond Insurer and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies, the Indenture Trustee, the Trust Paying Agent and the Bond Insurer.

         Section 10.3. Successor Owner Trustee.

                  Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge, and deliver to the Company, the Indenture Trustee, the Bond Insurer, and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee (if acceptable to the Bond Insurer), without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and moneys held by it under this Agreement; and the Company and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                  No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

                  Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Company shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Trust Paying Agent, the Bondholders, the Bond Insurer and the Rating Agencies. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Company.

         Section 10.4. Merger or Consolidation of Owner Trustee.

                  Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to
Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         Section 10.5. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Trust and the Certificates, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and acceptable to the Bond Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights, and trusts as the Bond Insurer and the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.3.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

                        (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                            (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                           Any notice, request, or other writing given to the
Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

                           Any separate trustee or co-trustee may at any time
appoint the Owner Trustee as its Agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI
                         CONTRIBUTION OF MORTGAGE LOANS

         Section 11.1. Agreement to Contribute and Convey.

                  The Issuer will deliver the net proceeds from the sale of the Bonds and issue the Certificates to the order of the Company or its designee in consideration of the transfer of the Mortgage Loans and the related rights thereunder and the rights pursuant to the Sales Agreement (collectively, the "Consideration"). As and for the Consideration and subject to the terms and conditions set forth herein, the Company agrees to contribute and convey, and the Trust agrees to accept and acquire, all of the Company's right, title, and interest in and to the Mortgage Loans identified on the schedule (the "Loan Schedule") annexed hereto as Exhibit E. The Loan Schedule will set forth as to each Mortgage Loan the items specified in the definition of "Loan Schedule" in the Indenture.
                  The aggregate of the principal balances of the Mortgage Loans being contributed and conveyed pursuant to this Agreement as of the close of business on the applicable Cut-off Dates, after application of all payments of principal received in respect of such Mortgage Loans before the applicable Cut-off Dates (the "Initial Pool

Balance"), is set forth on the Cross Receipt executed concurrently herewith in the form of Exhibit F attached hereto (the "Cross Receipt"). Simultaneously with and in consideration of the Company's contribution and conveyance of the Mortgage Loans to the Trust, the Trust shall cause the Bonds to be issued and delivered and shall transfer the net proceeds received from the sale of the Bonds to be delivered to the Company and the Trust shall cause the Certificates to be issued to the order of the Company or its designee. The Company shall be deemed automatically and for all purposes to have made a contribution to the capital of the Trust (which contribution shall be reflected in the value assigned to the certificates evidencing equity interests in the Trust) in an aggregate amount specified on the Cross Receipt. The transfer and conveyance of the Mortgage Loans shall take place on the Closing Date.

         Section 11.2. Conveyance of Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to delivery of the Mortgage Loan File (as defined in the Sales Agreement) for each Mortgage Loan pursuant to subsection (c) below, the Company does hereby contribute, assign, transfer, and otherwise convey to the Trust, without recourse, representation, or warranty (other than as expressly set forth in Section 2.10 (a) hereof), and the Trust does hereby accept, assume, and acquire, all of the Company's right, title, and interest in and to the Mortgage Loans identified on the Loan Schedule, and the Trust hereby assumes and agrees to perform and be bound by each and all of the covenants, agreements, duties, and obligations of the Company arising under or relating to such Mortgage Loans.

                  (b) The Trust and its assignees shall be entitled to receive all payments of principal and interest due on or with respect to the Mortgage Loans after the applicable Cut-off Date, and all other recoveries of principal and interest collected on or after the applicable Cut-off Date (other than in respect of interest that accrued on such Mortgage Loan during periods prior to the applicable Cut-off Date), and each of the rights of the Company pursuant to representations, warranties, and indemnities in favor of the Company contained in the Sales Agreement. All payments of interest and principal due before the applicable Cut-off Date, but collected after the applicable Cut-off Date, and recoveries of principal and interest collected before the applicable Cut-off Date (other than amounts representing interest that accrued on the Mortgage Loans during any period on or after the applicable Cut-off Date), shall belong to, and be promptly remitted to, _____________________.

                  (c) In connection with its contribution and conveyance of the Mortgage Loans pursuant to subsection (a) above, the terms of the Sales Agreement govern the delivery of the Mortgage Loan Files to the Indenture Trustee, as the Trust's designee, and the Company assigns all of its rights under the Sales Agreement to the Trust.

                  (d) In connection with its conveyance of the Mortgage Loans pursuant to subsection (a) above, the Company shall deliver to the Trust or its designee in respect of such Mortgage Loans, on or before the Closing Date, all amounts, if any, received on each Mortgage Loan on or after the applicable Cut-off Date (other than amounts representing interest and principal due on or prior to the applicable Cut-off
                           Date) held by or on behalf of the Company.

                  (e) The Company shall, at any time upon the request of the Trust, without limiting the obligations of the Company under this Agreement, execute, acknowledge, and deliver all such additional documents and instruments and all such further assurances and will do or cause to be done all such further acts and things as may be proper or reasonably necessary to carry out the intent of this Agreement.

         Section 11.3. Assignment of Related Rights and Remedies.

                  (a) Effective as of the Closing Date, subject only to delivery of the Mortgage Loan File for each Mortgage Loan pursuant to Section 11.2(c) hereof, the Company does hereby assign, transfer, and otherwise convey to Trust, without recourse, representation, or warranty (other than as expressly set forth in Section 2.10(a) hereof), and the Trust does hereby accept, assume, and acquire, to be held jointly and severally with the Company, all of the Company's rights and remedies under the Sales Agreement and the Trust hereby assumes and agrees to perform and be bound by each and all of the covenants and agreements of the Company arising under the Sales Agreement relating to such rights and remedies and the exercise or enforcement thereof.

                  (b) Simultaneously with the exercise of any rights and remedies or any notices given to ________________ by the Trust under the Sales Agreement, the Trust shall give the Company and the Bond Insurer notice thereof, including, without limitation, copies of all notices given to ________________________.

                  (c) This Section 11.3 provides the sole remedies available to the Trust, its successors and assignees, respecting any breach (i) of representations and warranties with respect to the Mortgage Loans to which reference is made in Section 2.10(c) or (ii) on the part of the Company under Section 2(c) hereof.

         Section 11.4. Closing.

                  The closing of the conveyance of the Mortgage Loans (the "Closing") shall be held at the offices of _____________________________________
________________________________________, on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (a) All terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Company shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

                  (b) The Trust shall have paid all costs and expenses payable by it to the Company or otherwise pursuant to this Agreement.

                  Both parties shall use their best efforts to perform their respective obligations hereunder in a manner that will enable the Trust to acquire the Mortgage Loans on the Closing Date. Notwithstanding the foregoing, satisfaction by the Company or Trust of its respective obligations under the foregoing provisions of this Section
11.4 shall not be conditions precedent to the obligation of the Company or Trust, respectively, to close the transactions contemplated by this Agreement.

         Section 11.5. Servicing.

                  As of the applicable Cut-off Date, the Mortgage Loans will be serviced by _________________________ (in such capacity, the "Servicer") pursuant to the terms of a Servicing Agreement, to be dated as of __________ 1, 199__ (the "Servicing Agreement"), by and among the Trust, the Servicer and the Indenture Trustee.

         Section 11.6. Grant of a Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Company to the Trust as provided in
Section 11.2(a) hereof be, and be construed as, a complete and absolute transfer by the Company to the Trust of all of the Company's right, title, and interest in and to the Mortgage Loans and not as a pledge of the Mortgage Loans by the Company to the Trust to secure a debt or other obligation of the Company. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Company, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Company to the Trust to secure a debt or other obligation of the Company, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the ______________ Uniform Commercial Code; (ii) the conveyance provided for in Section 11.2(a) hereof shall be deemed to be a grant by the Company to the Trust of a security interest in all of the Company's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary, or involuntary, of the foregoing into cash, instruments, securities, or other property, including without limitation all such amounts, other than investment earnings from time to time held or invested pursuant to and in accordance with the provisions of the Servicing Agreement or the Indenture, as applicable, whether in the form of cash, instruments, securities, or other property; (iii) the subsequent pledge of the Mortgage Loans by the Trust to the Indenture Trustee as contemplated by the preamble hereto shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Company or the Trust or any of their respective agents, including, without limitation, the Indenture Trustee or its agent, of the notes or other instruments evidencing the indebtedness of the mortgagors under the related Mortgage Loans (the "Mortgage Bonds") and such other items of property relating to the Mortgage Loans as constitute instruments, money, negotiable documents, or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the ____________ Uniform Commercial Code; and (v) notifications to persons (other than the Indenture Trustee) holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts, or confirmations from, financial intermediaries, bailees, or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Company and the Trust shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Indenture..

                                   ARTICLE XII
                             MANAGEMENT OF THE TRUST

         Section 12.1. Powers and Duties of the Bond Administrator.

                  (a) The Bond Administrator shall perform, on behalf of the Trust acting through the Owner Trustee, the duties of the Trust under the Indenture specified below, and shall consult with the Owner Trustee regarding such duties. The duties referred to above are as follows (section references are to sections of the Indenture):

                        (i) The determination of the form of the Bonds (Section 2.01);

                       (ii) Directing the Owner Trustee to execute the Bonds for the Trust and to return them to the Indenture Trustee for authentication and delivery (Section 2.05);

                      (iii) Direction of the Owner Trustee to execute and deliver Bonds for registration of transfer and exchange (Section 2.06);

                       (iv) Direction of the Owner Trustee as to actions to be taken with respect to Bonds alleged to have been lost, stolen, destroyed or mutilated (Section 2.07);

                        (v) Maintenance of Bond Registrar's office and designation of any offices where Bonds may be presented or surrendered (Section 3.02);

                       (vi) If an additional Trust Paying Agent is to be appointed, the solicitation and review of bids, examination of the qualifications of bidders, and submission to the Owner Trustee of a list of candidates from which such appointment may be made by the Owner Trustee; preparation and submission to each such Trust Paying Agent for execution of an agreement to the effect that such Trust Paying Agent holds funds in trust; the direction of a Trust Paying Agent to remit all funds it is holding to the Indenture Trustee; the direction of the Indenture Trustee to deposit moneys with such Trust Paying Agent; and notifications to Holders of Bonds of availability of their last payments (Section 3.03);

                      (vii) The monitoring of and compliance with the Trust's obligations under Section 3.07(c) (Section 3.07(c));

                     (viii) The monitoring of and compliance with the Trust's obligations under Sections 3.12 (but only to the extent of the Bond Administrator's obligations under Section
                              (b)(i) hereof) and 3.13 of the Indenture
                              (Sections 3.11 and 3.13);

                       (ix) If necessary, the preparation and, upon execution by the Owner Trustee, delivery and (as necessary) filing of documents necessary for the satisfaction and discharge of the Indenture, except that, in the case of a redemption, the party calling for the redemption would be responsible for these matters (Section 4.01);

                        (x) Direction of Owner Trustee in connection with anything required of the Issuer relating to the appointment of any co-Trustees (Section 6.13);

                       (xi)   If an Authenticating Agent is to be
                              appointed, the solicitation and review of bids, examination of the qualifications of bidders, and submission to the Owner Trustee of a list of qualified candidates from which such appointment may be made by the Owner Trustee (Section 6.14);

                      (xii) Furnishing to the Indenture Trustee the names and addresses of Bondholders to the extent required by Section 7.01 (Section 7.01);

                     (xiii) [Preparing for execution by the Owner Trustee, direction to the Owner Trustee regarding execution, and filing reports with the
                                    Securities and Exchange Commission (Section
                                    7.04);]

                           (xiv) Direction of the Owner Trustee's execution of documents, if any, as provided by the Servicer as necessary to reconvey title to repurchased Mortgage Loans to _____ (Section 8.05);

                            (xv) Appointment of any Custodian and ensuring Custodian complies with all applicable duties Section 8.13); and

                           (xvi) Notifying the Owner Trustee when the Bond Administrator is of the opinion that a Supplemental Indenture may be necessary or appropriate and determining, based on advice of counsel, whether notations of amendments should be made on Bond Certificates (Sections 9.01, 9.02, and 9.06).

                  (b)      The Bond Administrator shall, subject at all times to
                           Section 12.5 of this Agreement, take all appropriate action with respect to the following tasks, inter alia:

                             (i) The preparation and delivery of the income tax returns, tax elections, financial statements, and such annual or other reports of the Trust pursuant to Section 2.11 (k) hereof; provided however, that the Bond Administrator shall not be required to compute the Trust's gross income except to the extent it can do so without unreasonable effort or expense based upon income statements furnished to it; and

                            (ii)     The review of documentation in connection
                                    with transfers of the Bonds, in the
                                    preparation and delivery of Bonds and the determination of whether a proposed transfer of a Bond is permissible under the terms of the Indenture.

                  (c) The Bond Administrator shall carry out in timely fashion, and in accordance with the provisions of the Indenture, all duties which the Bond Administrator is required to perform under the Indenture on behalf of the Issuer pursuant to the terms of this Agreement. The Bond Administrator shall have absolute discretion in the performance of the function set forth in this subsection (c) and shall have no obligation to notify the Owner Trustee of its actions except as set forth in the Indenture.

                  (d) [In addition to the filings required under Section 12.1(a)(xiii) above, as soon as practicable, but not later than eighteen months after ____________, 199__, the Bond Administrator shall prepare, direct the Owner Trustee as to the execution of, and file with the Securities and Exchange Commission a report on Form 8- K containing a copy of the annual Payment Date Statement described in Section 2.08 of the Indenture.]

                  (e) The Indenture Trustee hereby agrees that it will not take any action that is not related to the administration of the Trust Estate to (i) impair the validity or effectiveness of the Indenture or the Grant of the Trust Estate thereunder or release any Person from any covenant or obligation under the Indenture, except as expressly permitted thereby,
                           (ii) creating any lien, charge, security interest, or similar encumbrance (other than the lien of the Indenture or other permitted encumbrance or as otherwise permitted under the provisions of the Indenture) on the Trust Estate, or (iii) cause the lien of the Indenture not to constitute a valid perfected first priority security interest in the Trust Estate, except as otherwise expressly permitted under the Indenture. The Indenture Trustee shall, in connection with its tax reporting obligations under Section (b)(i) above, comply with the provisions of
                           Section 2.11 hereof and shall not take any action that, to the actual knowledge of the Bond Administrator, would result in the Issuer becoming taxable as a corporation for federal income tax purposes.

         Section 12.2. Compensation; Payment of Certain Expenses.

                  The Bond Administrator will provide the services called for under the enumerated subparagraphs of paragraphs 12.1(a), 12.1(b), and 12.1(d) hereof above without any separate compensation therefor for so long as the Indenture remains in effect and thereafter shall receive monthly compensation equal to the Indenture Trustee Fee payable under the Indenture from amounts otherwise payable to the Certificateholders as provided in the this Agreement. The Bond Administrator shall perform any other services as may be agreed between the Bond Administrator and the Owner Trustee for such compensation as may be agreed between the Bond Administrator and the Owner Trustee; provided that such compensation shall be paid to the Bond Administrator by the Owner Trustee solely from funds received by the Owner Trustee from the Owners pursuant to the this Agreement. If the date of termination of this Agreement is not a date on which the Bond Administrator is entitled to be paid hereunder, the Bond Administrator shall be paid the amount due it pursuant to this Sections and Section 12.5(a) as of such termination promptly after such date of termination.

         Section 12.3. Instruction of the Owner Trustee.

                  If in performing its duties under this Agreement, the Bond Administrator is required to determine any matter or perform any function above which is non-ministerial in nature, then the Bond Administrator shall properly deliver notice to the Owner Trustee and the Certificateholders requesting written instructions as to the course of action to be taken. The Certificateholders shall instruct the Bond Administrator in writing as to the action to be taken by the Bond Administrator. If the Bond Administrator does not receive such instructions within ten days after it has delivered such notice, it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Indenture as it shall deem advisable in the best interest of the holders of the Bonds and the Trust.

         Section 12.4. Benefit of the Agreement.

                  It is expressly agreed that in performing its duties pursuant to Section 12.1 of this Agreement the Bond Administrator will act for the benefit of holders of the Bonds and the Bond Insurer as well as for the benefit of the Trust, and that such obligations on the part of the Bond Administrator shall be enforceable at the instance of the Indenture Trustee and the Trust.

         Section 12.5. Limitation of Responsibility of the Bond Administrator.

                  (a) The Bond Administrator will have no responsibility under this Agreement other than to render the services provided for hereunder in good faith. The Bond Administrator, its affiliates, its directors, officers, shareholders, and employees will not be liable to the Trust, the Owner Trustee, the Indenture Trustee, the Bondholders, or others, except by reason of acts constituting bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties of the Bond Administrator hereunder. The Owner Trustee will reimburse, indemnify, and hold harmless the Bond Administrator and its affiliates, shareholders, directors, officers, and employees with respect to all expenses, losses, damages, liabilities, demands, charges, and claims of any nature in respect of any acts or omissions performed or omitted by the Bond Administrator in good faith and in accordance with the standard set forth above.

                  (b) The Trust undertakes to pay or cause to be paid any amount due the Bond Administrator or its affiliates, shareholders, directors, officers and employees, under Section 12.2 or Section 12.5(a) and such amounts shall be paid as provided for under the Indenture or out of the assets of the Trust that are free of the lien of the Indenture (and in no event by _______________________ in its individual capacity).

         Section 12.6. Termination of Bond Administrator.

                  (a) The Bond Administrator, at its election, may resign as Bond Administrator hereunder and be discharged of its duties hereunder upon at least 30 days' prior notice to the Owner Trustee, the Bond Insurer, and the Indenture Trustee; provided however, that at any time while the Bonds are outstanding no such resignation and discharge shall become effective until a Person selected by the Bond Administrator in its discretion and acceptable to the Owners, the Bond Insurer, and the Rating Agencies shall have assumed and agreed to perform the duties of the Bond Administrator hereunder as evidenced by a written instrument to such effect delivered to the Owner Trustee. Upon delivery of such written instrument to the Owner Trustee, the Trust shall promptly deliver to the successor Bond Administrator a written instrument acknowledging and accepting the assignment of the resigning Bond Administrator's rights hereunder to the successor Bond Administrator. Each such successor Bond Administrator shall be deemed to be the Bond Administrator for all purposes of this Agreement.

                  (b) If any of the following events shall occur and be continuing:

                             (i) The Bond Administrator shall violate any provision of this Agreement and such default is not cured within ten days after notice thereof is given to the Bond Administrator by the Owner Trustee, [the Bond Insurer,] or the Indenture Trustee;

                            (ii)    A court having jurisdiction over the
                                    premises shall enter a decree or order for relief in respect of the Bond Administrator in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or appoint a receiver, liquidation, assignee, custodian, trustee, sequestrator (or other similar official) of the Bond Administrator or for any substantial part of its property, or order the winding-up or liquidation of its affairs; or

                           (iii) The Bond Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Bond Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, then in any such event this Agreement may be terminated by the Owner Trustee upon notice to the Bond Administrator; provided however, that the Bond Administrator shall nevertheless be entitled to any amounts due to it pursuant to Sections 12.2 and 12.5 accruing prior to the date of such termination.

                  (c) Following receipt of instructions from [the Bond Insurer or] the owners of the Bonds[, with the prior consent of the Bond Insurer, and] upon 30 days' written notice to the Bond Administrator, the Owner Trustee may remove the Bond Administrator; provided however, that the Bond Administrator shall nevertheless be entitled to any amounts due to it pursuant to Sections 12.2 and 12.5 accruing prior to the date of such termination.

         Section 12.7. Bankruptcy Matters.

                  The Bond Administrator shall not take any action to cause the Trust to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Trust adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief of the Trust, as debtor, under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Trust; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or of all or any substantial part of the properties and assets of the Trust, or cause the Trust to make any general assignment for the benefit of creditors of the Trust, or take any action in furtherance of any of the above actions.

                                  ARTICLE XIII
                                 MISCELLANEOUS

         Section 13.1. Supplements and Amendments.

                  This Agreement may be amended by the Company and the Owner Trustee, [with the prior consent of the Bond Insurer,] and with prior

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



written notice to the Rating Agencies, but to cure any ambiguity, to correct or supplement any provisions in this Agreement, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement without the consent of any of the Bondholders or the Certificateholders or the Indenture Trustee, or of modifying in any manner the rights of the Bondholders or the Certificateholders; provided however, such action shall not adversely affect in any material respect the interests of any Bondholder or Certificateholder or the rights of the Bond Insurer. An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Bondholder or Certificateholder if the party requesting the amendment satisfies the Rating Agency Condition with respect to such amendment.

                  This Agreement may also be amended from time to time by the Company and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee, [the Bond Insurer,] the Holders (as defined in the Indenture) of Bonds evidencing more than 50% of the Outstanding Amount of the Bonds, the Holders of Certificates evidencing more than 50% of the Percentage Interests of the Trust Interest and if the party requesting such amendment satisfies the Rating Agency Condition with respect to such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders or the Certificateholders; provided however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the Bondholders, the Certificateholders [or the Bond Insurer,] or (b) reduce the aforesaid percentage of the Outstanding Amount of the Bonds or the Percentage Interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Bonds [and the Bond Insurer,] and in the case of clause (b) without the consent of the Holders of all the outstanding Certificates.

                  Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee[, the Bond Insurer] and each of the Rating Agencies.

                  It shall not be necessary for the consent of Certificateholders, the Bondholders, or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                  Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties, or immunities under this Agreement or otherwise.

         Section 13.2. No Legal Title to Owner Trust Estate in Holders.

                  The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the Trust hereunder or entitle any transferee to an [Accounting] or to the transfer to it of legal title to any part of the Owner Trust Estate.

         Section 13.3. Limitations on Rights of Others.

                  Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Company, the Certificateholders, [the Bond Insurer,] and to the extent expressly provided herein, the Indenture Trustee and the Bondholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions, or provisions contained herein.

         Section 13.4. Notices.

                  (a) Unless otherwise expressly specified or permitted by the terms hereof, all communications provided for or permitted hereunder shall be in writing and shall be deemed to have been given if (1) personally delivered, (2) upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), (3) sent by express courier delivery service and received by the intended recipient, or
                           (4) except with respect to notices sent to the Owner Trustee, transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties and confirmed by a writing delivered by any of the means described in (1), (2) or (3), at the following addresses: (i) if to the Owner Trustee, its Corporate Trust Office; (ii) if to the Company, ____________________________________, Attention:
                           __________, Telecopy: ______; (iii) if to the Bond Insurer, ____________________________________,
                           Attention: __________, Telecopy: ______; (iv) if to the Trust Paying Agent, ___________________________,
                           Attention: __________, Telecopy: ______; (v) if to _____________________, Attention: __________,
                           Telecopy: ______ or, as to each such party, at such other address as shall be designated by such party in a written notice to each other party.

                  (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 13.5. Severability.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 13.6. Separate Counterparts.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 13.7. Successors and Assigns.

                  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company, [the Bond Insurer,] the Owner Trustee, and its successors and each owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver, or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         Section 13.8. No Petition.

                  The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Bondholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or law in connection with any obligations relating to the Certificates, the Bonds, this Agreement, or any of the Basic Documents.

         Section 13.9. No Recourse.

                  Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Servicer, the Company, the Owner Trustee, or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates, or the Basic Documents.

         Section 13.10. Headings.

                  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 13.11. GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         [Section 13.12. Grant of Certificateholder Rights to Bond Insurer.

                  (a) In consideration for the issuance of the Certificates and for the guarantee of the Bonds by the Bond Insurer pursuant to the Insurance Policy, the holders of the Certificates hereby grant to the Bond Insurer the right to act as the holder of 100% of the outstanding Certificates for the purpose of exercising the rights of the Certificateholders under this Agreement without the consent of the Certificateholders, including the voting rights of such holders hereunder, but excluding those rights requiring the consent of all such holders under
                           Section 13.1 and any rights of such holders to distributions under Section 5.2(a); provided that the preceding grant of rights to the Bond Insurer by the holders of the Trust Interest shall be subject to Section 13.14.

                  (b) The rights of the Bond Insurer to direct certain actions and consent to certain actions of the Certificateholders hereunder will terminate at such time as the Balance of the Bonds has been reduced to zero and the Bond Insurer has been reimbursed for any amounts owed under the Insurance Policy and the Insurance Agreement and the Bond Insurer has no further obligation under the Insurance Policy.]

         [Section 13.13. Third Party Beneficiary.

                  The Bond Insurer is an intended third-party beneficiary of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Bond Insurer; provided that, notwithstanding the foregoing, for so long as a Bond Insurer Default is continuing with respect to its obligations under the Bond Insurance Policy, the Bondholders shall succeed to the Bond Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Bond Insurer shall be for the benefit of and run directly to the Bond Insurer, and the Bond Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.]

         [Section 13.14. Suspension and Termination of Bond Insurer's Rights.

                  During the continuation of a Bond Insurer Default, rights granted or reserved to the Bond Insurer hereunder shall vest instead in the Owners; provided that the Bond Insurer shall be entitled to any distributions in reimbursement of the Bond Insurer Reimbursement Amount, and the Bond Insurer shall retain those rights under Section 13.1 to consent to any amendment of this Agreement.

                  At such time as either (i) the Bond Balance of the Bonds has been reduced to zero or (ii) the Insurance Policy has been terminated and in either case of (i) or (ii) the Bond Insurer has been reimbursed for all amounts owed under the Insurance Policy and the Insurance Agreement (and the Bond Insurer no longer has any obligation under the Insurance Policy, except for breach thereof by the Bond Insurer), then the rights and benefits granted or reserved to the Bond Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Certificateholders shall be entitled to the exercise of such rights and to receive such benefits of the Bond Insurer following such termination to the extent that such rights and benefits are applicable to the Certificateholders.]

         [Signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                          UNION PLANTERS MORTGAGE FINANCE
                                          CORP., as Depositor



                                          By:
                                                ______________________________
                                          Name:
                                                ______________________________
                                          Title:
                                                ______________________________


                                          ______________________________, in
                                          its individual capacity only as
                                          specifically set forth herein and
                                          otherwise not in its individual
                                          capacity, but solely as Owner
                                          Trustee


                                          By:
                                             _________________________________
                                                  Authorized Signatory


                  The Trust Paying Agent hereby acknowledges its appointment as Trust Paying Agent under this Agreement and agrees to act in such capacity as described herein and as Bond Administrator.


                                          ____________________________________


                                          By:
                                                ______________________________
                                          Name:
                                                ______________________________
                                          Title:
                                                ______________________________

                  The Servicer hereby acknowledges its obligations under this Agreement and agrees to act in accordance therewith.


                                          ___________________________________

                                          By:
                                                _____________________________
                                          Name:
                                                _____________________________
                                          Title:
                                                _____________________________

                                   EXHIBIT A-1
                             TO THE TRUST AGREEMENT

                              (FORM OF CERTIFICATE)

THE EQUITY INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS EQUITY INTEREST MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A OR (II) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3A-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO, ________________________________) IN A
TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS EQUITY INTEREST UNDER THE ACT OR ANY STATE SECURITIES LAWS.

NO TRANSFER OF THIS CERTIFICATE OR ANY BENEFICIAL INTEREST THEREIN SHALL BE MADE TO ANY PERSON UNLESS THE OWNER TRUSTEE HAS RECEIVED A CERTIFICATE FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE (I) IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (ANY SUCH PERSON BEING A "PLAN") AND
(II) IS NOT AN ENTITY, INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT, WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY.

THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF UNLESS, PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR A CERTIFICATE STATING THAT SUCH TRANSFEREE (A) AGREES TO BE BOUND BY AND TO ABIDE BY THE TRANSFER RESTRICTIONS APPLICABLE TO THIS CERTIFICATE; (B) IS NOT AN ENTITY THAT WILL HOLD THIS CERTIFICATE AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITY THROUGH ELECTRONIC BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS; AND
(C) UNDERSTANDS THAT IT MUST TAKE INTO ACCOUNT ITS PERCENTAGE INTEREST OF THE TAXABLE INCOME RELATING TO THIS CERTIFICATE.

                      UNION PLANTERS MORTGAGE FINANCE 199 -
                                   CERTIFICATE

No. 0001


                  THIS CERTIFIES THAT ______________________ (the "Owner") is the registered owner of a 100% Percentage Interest of the Trust Interest in Union Planters Mortgage Finance Trust 199__-____ (the "Trust") existing under the laws of the State of Delaware and created pursuant to that certain Deposit Trust Agreement, dated as of __________ 1, 199__ (the "Trust Agreement"), among Union Planters Mortgage Finance Corp., as Depositor, ___________________________ __________________, in its individual capacity and in its fiduciary capacity as Owner Trustee under the Trust Agreement (the "Owner Trustee"), _________________ ________________________________________, as Trust Paying Agent and Bond
Administrator, and _________________ _____________________________, as Servicer.
Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement. The Owner Trustee, on behalf of the Issuer and not in its individual capacity, has executed this Certificate by one of its duly authorized signatories as set forth below. This Certificate is one of the Certificates referred to in the Trust Agreement and is issued under and is subject to the terms, provisions, and conditions of the Trust Agreement to which the holder of this Certificate by virtue of the acceptance hereof agrees and by which the holder hereof is bound. Reference is hereby made to the Trust Agreement for the rights of the holder of this Certificate, as well as for the terms and conditions of the Trust created by the Trust Agreement.

                  The holder, by its acceptance hereof, agrees not to transfer this Certificate except in accordance with terms and provisions of the Agreement.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                      UNION PLANTERS MORTGAGE FINANCE
                                      TRUST 199___-___

                                      By:  ________________________, not
                                      in its individual capacity  but
                                      solely as Owner Trustee under the
                                      Trust Agreement


                                      By:
                                         ____________________________________
                                               Authorized Signatory


DATED:                       , 199
        _________________ ___     __

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.
                                  ____________________________________
                                           as Authenticating Agent


                                  By:
                                       _______________________________
                                           Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Instrument, and all rights thereunder, hereby irrevocably constituting and appointing __________ Attorney to transfer said Instrument on the books of the Certificate Registrar, with full power of substitution in the premises.



Dated:

____________________________



                                                                          */
                                                 ________________________
                                                 Signature Guaranteed:



                                                                          */
                                                 ________________________


*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Instrument in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                    EXHIBIT B
                             TO THE TRUST AGREEMENT

                             CERTIFICATE OF TRUST OF
                UNION PLANTERS MORTGAGE FINANCE TRUST 199___-___

                  THIS CERTIFICATE OF TRUST OF UNION PLANTERS MORTGAGE FINANCE TRUST 199___-___ (the "Trust"), dated as of _____________ __, 199___, is being duly executed and filed by ____________________, a _______________, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, S 3801 et seq.).

                  1. Name. The name of the business trust formed hereby is UNION PLANTERS MORTGAGE FINANCE TRUST 199___-___.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is _________________________
______________________________________________________________________________.
Attention:____________.


                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                _______________________________, not
                                in its individual capacity but
                                solely as Owner Trustee under a
                                Deposit Trust Agreement, dated as of
                                ________ 1, 199_


                                By:
                                    ______________________________________
                                Name:
                                     _____________________________________
                                Title:
                                      ____________________________________

                                    EXHIBIT C

                            FORM OF INVESTMENT LETTER


___________, 1997


Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018

[OWNER TRUSTEE]
[ADDRESS]


                  Re: Union Planters Mortgage Finance Trust 199__-__ (the "Issuer") Collateralized Mortgage Bonds


Ladies and Gentlemen:

                  ___________________________________________________ (the
"Holder") has purchased or acquired, or intends to purchase or acquire from ______________, the current Holder (the "Current Holder"), a Certificate representing a ___% Percentage Interest (the "__% Certificate") in the Trust Interest for the referenced Issuer, which represents an interest in the Issuer created pursuant to that certain Deposit Trust Agreement, dated as of ______________ 1, 199__ (the "Trust Agreement"), among Union Planters Mortgage Finance Corp., as Depositor, _______________, as Owner Trustee, _______________, as Trust Paying Agent and Bond Administrator, and _______________, as Servicer. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement.

CERTIFICATION

                  The undersigned, as an authorized officer or agent of the Holder, hereby certifies, represents, warrants, and agrees on behalf of the Holder as follows:

                  1. The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is authorized to invest in the __% Certificate. The person executing this letter on behalf of the Holder is duly authorized to do so on behalf of the Holder.

                  2. The Holder hereby acknowledges that no transfer of the __% Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, or is made in accordance with the Securities Act and such laws.

                  3. The Holder understands that the __% Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the transferor reasonably believes is (A) a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States. The Holder understands that the __% Certificate bears a legend to the foregoing effect.

                  4. The Holder is acquiring the __% Certificate for its own account or for accounts for which it exercises sole investment discretion, and not with a view to or for sale or other transfer in connection with any distribution of the __% Certificate in any manner that would violate Section 5 of the Securities Act or any applicable state securities laws, subject nevertheless to any requirement of law that the disposition of the Holder's property shall at all times be and remain within its control.

                  5. The Holder is (A) a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act, and is aware that the transferor of the __% Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such __% Certificate for its own Account or for the Account of one or more qualified institutional buyers for whom it is authorized to act, or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the Investment Company Act of 1940, as amended (including, but not limited to, the Transferor). The Holder is able to bear the economic risks of such an investment. The Holder is a QIB because [STATE FACTUAL BASIS FOR QIB STATUS]

                  6. If the Holder sells or otherwise transfers the registered ownership of such __% Certificate, the Holder will comply with the restrictions and requirements with respect to the transfer of the ownership of the __% Certificate under the Trust Agreement, and the Holder will obtain from any subsequent purchaser or transferee substantially the same certifications, representations, warranties and covenants as required under the Trust Agreement in connection with such subsequent sale or transfer thereof.

                  7. The Holder is not an entity that will hold a __% Certificate as nominee (a "Book Entry Nominee") to facilitate the clearance and settlement of such security through electronic book-entry changes in Accounts or participating organizations.

                  8. The Holder is not (i) is not a person which is an employee benefit plan, trust or account subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or a governmental plan, defined in

Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (any such person being a "plan") and (ii) is not an entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity and is not directly or indirectly purchasing such __% Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  9. The Holder hereby agrees to indemnify each of the Issuer, the Indenture Trustee and the Owner Trustee against any liability that may result if the Holder's transfer of a __% Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Issuer, the Owner Trustee shall survive the termination of the related Trust Agreement.

                  IN WITNESS WHEREOF, the Holder has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its duly authorized signatory this ___ day of _________, 199_.



                                                 [NAME OF HOLDER]
                                     ________________________________________


                                     By:_____________________________________

                                     Name:___________________________________

                                     Title:__________________________________

                                    EXHIBIT D

                       FEES AND EXPENSES OF OWNER TRUSTEE

                                    EXHIBIT E

                                  LOAN SCHEDULE

                                    EXHIBIT F

                                  CROSS RECEIPT


                                   [Attached]

                 UNION PLANTERS MORTGAGE FINANCE TRUST 199___-__
                 COLLATERALIZED MORTGAGE BONDS, SERIES 199___-__

CROSS RECEIPT BETWEEN UNION PLANTERS MORTGAGE FINANCE CO. AND UNION PLANTERS MORTGAGE FINANCE TRUST 199___-__ ACKNOWLEDGING RECEIPT OF MORTGAGE BONDS

                  Reference is made to that certain Deposit Trust Agreement, dated as of ______________ 1, 199__ (the "Trust Agreement"), among Union Planters Mortgage Finance Co., as Depositor, ________________________, as Owner Trustee, ___________________, as Trust Paying Agent and Bond Administrator, and ___________, as Servicer. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

                  The Trust hereby acknowledges receipt from the Company of the Mortgage Bonds relating to the Mortgage Loans identified on the Loan Schedule annexed as Exhibit E to the Trust Agreement (the "Mortgage Loans"). The Mortgage Loans have an Initial Pool Balance of $_________________________.

                                       UNION PLANTERS MORTGAGE FINANCE TRUST
                                       199___-__

                                       By:  ________________________, not in
                                       its individual capacity but solely as
                                       Owner Trustee of the Trust

                                       By: __________________________________
                                                Authorized Signatory

         The Company hereby acknowledges receipt of the Consideration for the contribution of the Mortgage Loans by the Company to the Trust as specified in the Trust Agreement. The Consideration consists of (a) $_______________________, in immediately available funds, representing the aggregate net proceeds from the sale of the Bonds delivered to the Placement Agent pursuant to the Placement Agent Agreement, and (b) a Certificate, delivered to ____________________, a ____________________________, representing a 100% beneficial interest in the Trust.

                                               _________________________


                                               By:  ___________________________

                                               Name:

                                               Title:
Dated: ________ __  199__





                                       F-2